EXHIBIT 3.1

RESTATED CERTIFICATE OF INCORPORATION OF

BUCYRUS INTERNATIONAL, INC.

Bucyrus International, Inc. (the “Corporation”), a corporation organized and existing under the General Corporation Law of the State of Delaware (the “GCL”), does hereby certify as follows:

(1)       The name of the Corporation is Bucyrus International, Inc. The Corporation was originally incorporated under the name Bucyrus-Erie Company. The original certificate of incorporation of the Corporation was filed with the office of the Secretary of State of the State of Delaware on November 3, 1927.

(2)       This Restated Certificate of Incorporation was duly adopted by the Board of Directors of the Corporation (the “Board of Directors”) in accordance with Section 245 of the GCL.

(3)       This Restated Certificate of Incorporation restates and integrates the amended and restated certificate of incorporation of the Corporation, as heretofore amended or supplemented.

(4)       The text of the amended and restated certificate of incorporation, as heretofore amended or supplemented, is hereby restated in its entirety as follows:

FIRST: The name of the Corporation is Bucyrus International, Inc. (the “Corporation”).

SECOND: The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at that address is The Corporation Trust Company.

THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware (the “GCL”).

FOURTH: Authorized Capital Stock. The total number of shares of stock which the Corporation shall have authority to issue is 210,000,000 shares of capital stock, consisting of (i) 200,000,000 shares of common stock, par value $0.01 per share (the “Common Stock”), and (ii) 10,000,000 shares of preferred stock, par value $0.01 per share (the “Preferred Stock”).

(a)       Common Stock. The powers, preferences and rights, and the qualifications, limitations and restrictions, of the Common Stock are as follows:

(i)

Voting. At each annual or special meeting of stockholders, each holder of record of shares of Common Stock on the relevant record date shall be entitled to cast one (1) vote in person or by proxy for each share of the Common Stock standing in such holder’s name on the stock transfer records of the Corporation.

(ii)	No Cumulative Voting. The holders of Common Stock shall not have cumulative voting rights.

(iii)

Amendments Affecting Stock. So long as any shares of Common Stock are outstanding, the Corporation shall not, without the affirmative vote of at least a majority (or such higher percentage, if any, as may then be required by applicable law) of the outstanding shares of Common Stock (x) amend, alter or repeal any provision of this Article FOURTH setting forth the terms of the Common Stock so as to adversely affect the rights, preferences, qualifications, limitations or restrictions of the Common Stock or (y) take any other action upon which the vote of the holders of outstanding shares of Common Stock is required by law.

(iv)

Dividends; Stock Splits. Subject to any rights provided to holders of Preferred Stock at any time outstanding, and subject to any other provisions of this Restated Certificate of Incorporation, as it may be amended from time to time, holders of shares of Common Stock shall be entitled to receive such dividends and other distributions in cash, stock or property of the Corporation when, as and if declared thereon by the Board of Directors from time to time out of assets or funds of the Corporation legally available therefor.

(v)

Liquidation, Dissolution, etc. In the event of any liquidation, dissolution or winding up (either voluntary or involuntary) of the Corporation, the holders of shares of Common Stock shall be entitled to receive the assets and funds of the Corporation available for distribution after payments to creditors and to the holders of any Preferred Stock of the Corporation that may at the time be outstanding, in proportion to the number of shares held by them.

(vi)	No Preemptive or Subscription Rights. No holder of shares of Common Stock shall be entitled to preemptive or subscription rights.

(b)       Preferred Stock. The Board of Directors is hereby expressly authorized to provide for the issuance of all or any shares of the Preferred Stock in one or more classes or series, and to fix for each such class or series such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issuance of such class or series and as may be permitted by the GCL, including, without limitation, the authority to provide that any such class or series may be (i) subject to redemption at such time or times and at such price or prices; (ii) entitled to receive dividends (which may be cumulative or non-cumulative) at such rates, on such conditions, and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or any other series; (iii) entitled to such rights upon the dissolution of, or upon any distribution of the assets of, the Corporation; or (iv) convertible into, or exchangeable for, shares of any other class or classes of stock, or of any other series of the same or any other class or classes of stock, of the Corporation at such price or prices or at such rates of exchange and with such adjustments; all as may be stated in such resolution or resolutions.

(c)       Power to Sell and Purchase Shares. Subject to the requirements of applicable law, the Corporation shall have the power to issue and sell all or any part of any shares of any class of stock herein or hereafter authorized to such persons, and for such consideration, as the Board of Directors shall from time to time, in its discretion, determine, whether or not greater consideration could be received upon the issue or sale of the same number of shares of another class, and as otherwise permitted by law. Subject to the requirements of applicable law, the Corporation shall have the power to purchase any shares of any class of stock herein or hereafter authorized from such persons, and for such consideration, as the Board of Directors shall from time to time, in its discretion, determine, whether or not less consideration could be paid upon the purchase of the same number of shares of another class, and as otherwise permitted by law.

FIFTH: Bylaws. Bylaws for the Corporation may be adopted, amended, altered or repealed in accordance with the procedures set forth in the Bylaws.

SIXTH: The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

(a)       The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

(b)       The directors shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors. The initial division of the Board of Directors into classes shall be made by the decision of the affirmative vote of a majority of the entire Board of Directors. The term of the initial Class I directors shall terminate on the date of the 2005 annual meeting; the term of the initial Class II directors shall terminate on the date of the 2006 annual meeting; and the term of the initial Class III directors shall terminate on the date of the 2007 annual meeting. At each succeeding annual meeting of stockholders beginning in 2005, successors to the class of directors whose term expires at that annual meeting shall be elected for a three-year term. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of directors shorten the term of any incumbent director.

(c)       A director shall hold office until the annual meeting for the year in which his or her term expires and until his or her successor shall be elected or designated by the Board under Article Sixth Section (d) and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office. Any director may resign at any time in accordance with the Bylaws.

(d)       Subject to the terms of any one or more classes or series of Preferred Stock, any vacancy on the Board of Directors that results from an increase in the number of directors may be filled by a majority of the Board of Directors then in office, provided that a quorum is present, and any other vacancy occurring on the Board of Directors may be filled by a majority of the Board of Directors then in office, even if less than a quorum, or by a sole remaining director. Any director of any class elected to fill a vacancy resulting from an increase in the number of directors of such class shall hold office for a term that shall coincide with the remaining term of that class. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of his predecessor. Subject to the rights, if any, of the holders of shares of Preferred Stock then outstanding, any or all of the directors of the Corporation may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least a majority of the voting power of the Corporation’s then outstanding capital stock entitled to vote generally in the election of directors or if such director was elected by vote of a separate class, by the affirmative vote of the holders of at least a majority of the voting power of such class of capital stock. Notwithstanding the foregoing, whenever the holders of any one or more classes or series of Preferred Stock issued by the Corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, then upon commencement and for the duration of the period during which such right continues: (i) the then otherwise total authorized number of directors of the Corporation shall automatically be increased by such specified number of directors, and the holders of such Preferred Stock shall be entitled to elect the additional directors so provided for or fixed pursuant to said provisions, (ii) each such additional director shall serve until such director’s successor shall have been duly elected and qualified, or until such director’s right to hold such office terminates pursuant to said provisions, whichever occurs earlier, subject to his or her earlier death, disqualification, resignation or removal and (iii) any vacancies in such directorships shall be filled in accordance with the terms of the instrument designating such Preferred Stock and such directors will not be divided into classes unless expressly provided by the terms of such Preferred Stock. Except as otherwise provided by the Board in the resolution or resolutions establishing such series, whenever the holders of any series of Preferred Stock having such right to elect additional directors are divested of such right pursuant to the provisions of such stock, the terms of office of all such additional directors elected by the holders of such stock, or elected to fill any vacancies resulting from the death, resignation, disqualification or removal of such additional directors, shall forthwith terminate and the total and authorized number of directors of the Corporation shall be reduced accordingly.

(e)       In addition to the powers and authority hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the GCL, this Restated Certificate of Incorporation, and any Bylaws adopted by the stockholders; provided, however, that no Bylaws hereafter adopted by the stockholders shall invalidate any prior act of the directors which would have been valid if such Bylaws had not been adopted.

SEVENTH: No director shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the GCL as the same exists or may hereafter be amended. If the GCL is amended hereafter to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent authorized by the GCL, as so amended. Any repeal or modification of this Article SEVENTH shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.

EIGHTH: Indemnification. The Corporation shall indemnify its directors and officers to the fullest extent authorized or permitted by law, as now or hereafter in effect, and such right to indemnification shall continue as to a person who has ceased to be a director or officer of the Corporation and shall inure to the benefit of his or her heirs, executors and personal and legal representatives; provided, however, that, except for proceedings to enforce rights to indemnification, the Corporation shall not be obligated to indemnify any director or officer (or his or her heirs, executors or personal or legal representatives) in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board of Directors. The right to indemnification conferred by this Article EIGHTH shall include the right to be paid by the Corporation the expenses incurred in defending or otherwise participating in any proceeding in advance of its final disposition.

The Corporation may, to the extent authorized from time to time by the Board of Directors, provide rights to indemnification and to the advancement of expenses to employees and agents of the Corporation similar to those conferred in this Article EIGHTH to directors and officers of the Corporation.

The rights to indemnification and to the advance of expenses conferred in this Article EIGHTH shall not be exclusive of any other right which any person may have or hereafter acquire under this Restated Certificate of Incorporation, the Bylaws of the Corporation, any statute, agreement, vote of stockholders or disinterested directors or otherwise.

Any repeal or modification of this Article EIGHTH shall not adversely affect any rights to indemnification and to the advancement of expenses of a director or officer (or, if applicable, employee or agent) of the Corporation existing at the time of such repeal or modification with respect to any acts or omissions occurring prior to such repeal or modification.

The terms applicable to indemnification shall be as set forth above and in the Bylaws of the Corporation from time to time.

NINTH: Stockholder Meetings.

(a)       Action by Consent In Lieu of a Meeting. The ability of stockholders to consent in writing is hereby specifically denied and any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of such holders and may not be effected by any consent in writing by such holders.

(b)       Special Meetings. Except as required by law and subject to the rights of the holders of any class or series of stock having a preference over the Common Stock as to the payment of dividends or distributions upon liquidation which may be designated in the certificate of designations or other instrument setting the rights and preferences of such security, special meetings of stockholders of the Corporation of any class or series for any purpose or purposes may only be called by (i) the Chairman, if there be one, (ii) the President, or (iii) the Secretary and shall be called by any such officer at the request in writing of (i) the Board of Directors or (ii) a committee of the Board of Directors that has been duly designated by the Board of Directors and whose powers and authority include the power to call such meetings pursuant to a resolution stating the purpose or purposes thereof approved by a majority of the directors then in office. Such request shall state the purpose or purposes of the proposed meeting. At a Special Meeting of Stockholders, only such business shall be conducted as shall be specified in the notice of meeting (or any supplement thereto). Except as otherwise set forth above, the ability of stockholders to call a special meeting of stockholders is hereby specifically denied.

(c)       Stockholder Nomination of Director Candidates and Other Stockholder Proposals. Advance notice of stockholder nominations for the election of directors and of the proposal by stockholders of any other action to be taken by the stockholders shall be given in such manner as shall be provided in the Bylaws of the Corporation.

TENTH: Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of the Corporation may be kept (subject to any provision contained in the GCL) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.

ELEVENTH: In furtherance and not in limitation of the powers conferred upon it by the laws of the State of Delaware, the Board of Directors shall have the power to adopt, amend, alter or repeal the Corporation’s Bylaws. The affirmative vote of at least a majority of the entire Board of Directors shall be required to adopt, amend, alter or repeal the Corporation’s Bylaws. The Corporation’s Bylaws also may be adopted, amended, altered or repealed by the affirmative vote of the holders of at least eighty percent (80%) of the voting power of the shares entitled to vote at an election of directors.

TWELFTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Restated Certificate of Incorporation in the manner now or hereafter prescribed in this Restated Certificate of Incorporation, the Corporation’s Bylaws or the GCL, and all rights herein conferred upon stockholders are granted subject to such reservation; provided, however, that, notwithstanding any other provision of this Restated Certificate of Incorporation (and in addition to any other vote that may be required by law), the affirmative vote of the holders of at least eighty percent (80%) of the voting power of the shares entitled to vote at an election of directors shall be required to amend, alter, change or repeal, or to adopt any provision as part of this Restated Certificate of Incorporation inconsistent with the purpose and intent of, Articles SIXTH, NINTH and ELEVENTH of this Restated Certificate of Incorporation or this Article TWELFTH.

IN WITNESS WHEREOF, the Corporation has caused this Certificate to be executed on its behalf this 30th day of April, 2008.

BUCYRUS INTERNATIONAL, INC.

By:	/s/ Craig R. Mackus
Name:	Craig R. Mackus
Title:	Chief Financial Officer and Secretary